Filed pursuant to Rule 424(b)(5)
Registration No. 333-269992

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 24, 2023)

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

1,283,034 Common Shares
__________________________________________

With this prospectus supplement, we are offering you the opportunity to participate in our Dividend Reinvestment and Share Purchase Plan (the “Plan”). The Plan allows our existing shareholders to increase their holdings of our common shares of beneficial interest, par value $0.01 per share (“common shares”), and gives new investors an opportunity to make an initial investment in our common shares.

PLAN HIGHLIGHTS

•If you are an existing shareholder, you may purchase additional common shares by reinvesting all or a portion of the dividends paid on your common shares and by making optional cash payments of not less than $50 up to a maximum of $10,000 per month.

•If you are a new investor, you may join the Plan by making an initial investment of not less than $1,000 up to a maximum of $10,000.

•Once you enroll in the Plan, you may authorize electronic deductions from your bank account for optional cash payments.

Your participation in the Plan is voluntary and you may terminate your account at any time. If you elect not to participate in the dividend reinvestment portion of the Plan, you will receive dividends, if and when authorized by our board of trustees and declared by us, by check or automatic deposit to a bank account that you designate.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities. Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “DOC.” On February 23, 2023 the closing price for our common shares, as reported on the NYSE, was $15.07 per share. Our principal executive offices are located at 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202.

We are a Maryland real estate investment trust (“REIT”) and have elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2013. Our common shares are subject to restrictions on ownership and transfer that are intended, among other purposes, to assist us in qualifying and maintaining our qualification as a REIT. Our declaration of trust, subject to certain exceptions, limits ownership to no more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus supplement beginning on page S-1 and page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE, TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is February 24, 2023

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein. We have not authorized anyone to provide information that differs from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. This document may only be used in jurisdictions where it is legal to sell these securities. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein, is accurate only as of their respective dates or on the date or dates specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus, and the documents incorporated by reference herein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement shall supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing. This prospectus supplement, the accompanying prospectus, and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing in these securities.

You should rely only on the information in this prospectus supplement, the information in the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common shares. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the common shares offered hereby, or an offer to sell, or a solicitation of an offer to buy, such shares in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and some of the documents that are incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, which we refer to as the 2022 Form 10-K, contain forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “expect,” “outlook,” “continue,” “project,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “pro forma,” “estimate” or “anticipate” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, expectations or intentions.
These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. These forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data, or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•general economic conditions, including inflation and recession;

•changes in our business or strategy;

•our ability to operate as a public company;

•adverse economic or real estate developments, either nationally or in the markets where our properties are located;

•our geographic concentration in Texas may cause us to be particularly exposed to downturns in the Texas economy or other changes in Texas market conditions;

•our concentration of investment in health care properties;

•the disruption of our business and the compromise of confidential information resulting from cybersecurity attacks, breaches, and other incidents;

•any adverse effects to the business, financial position or results of operations of CommonSpirit Health (“CommonSpirit”), or one or more of the CommonSpirit-affiliated tenants, that impact the ability of CommonSpirit-affiliated tenants to pay us rent;

•the degree and nature of our competition;

•competition for investment opportunities;

•difficulties in identifying health care properties to acquire and completing acquisitions;

•the unknown duration and economic, operational, and financial impacts of the global outbreak of a novel strain of the coronavirus and any variants that have emerged or that may emerge in the future (the “COVID-19 pandemic”), and the actions taken by governmental authorities or others in connection with the COVID-19 pandemic will have on the Company’s business;

•changes in health care laws or government reimbursement rates;

•decreased rental rates or increased vacancy rates;

S-iv

•defaults on or non-renewal of leases by tenants;

•the potential impact of severe weather events and climate change;

•our failure to generate sufficient cash flows to service, pay down, or refinance our indebtedness;

•fluctuations and increases in interest rates and operating costs;

•the availability, terms, and issuance of debt and equity capital, including our unsecured revolving credit facility;

•general volatility of the market price of our common shares;

•our dependence upon key personnel whose continued service is not guaranteed;

•our ability to identify, hire, and retain highly qualified personnel in the future;

•the impact of our investments in joint ventures we have made and may make in the future;

•the financial condition and liquidity of, or disputes with, any joint venture and development partners with whom we may make co-investments in the future;

•changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates, taxation of REITs, and similar matters;

•our failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

•limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes;

•changes in accounting principles generally accepted in the United States;

•lack of or insufficient amounts of insurance;

•other factors affecting the real estate industry generally; and

•other factors that may materially adversely affect us, or the per share trading price of our common shares, including:

•the number of our common shares available for future issuance or sale;
•our issuance of equity securities or the perception that such issuance might occur;
•future debt;
•failure of securities analysts to publish research or reports about us or our industry; and
•securities analysts’ downgrade of our common shares or the health care-related real estate sector.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” beginning on page S-1, the accompanying prospectus beginning on page 4 and under similar headings in the other documents that are incorporated by reference into this prospectus, including the 2022 Form 10-K.
S-v

ABOUT OUR COMPANY

Our Company

Unless the context otherwise requires or indicates, all references to “we,” “us,” “our,” “our company,” the “Trust,” the “Company,” and “Physicians Realty” refer to Physicians Realty Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including Physicians Realty L.P., a Delaware limited partnership, which we refer to as the “Operating Partnership.” All references to “Operating Partnership” mean, collectively, the Operating Partnership together with its operating subsidiaries.
We and our Operating Partnership were organized in April 2013 to acquire, selectively develop, own and manage health care properties that are leased to physicians, hospitals and health care delivery systems. We completed our initial public offering (the “IPO”), in July 2013. We had no business operations prior to completion of the IPO. The Trust’s common shares are listed on the NYSE, and it is included in the MSCI US REIT Index.

We have grown our portfolio of gross real estate investments from approximately $124 million at the time of our IPO in July 2013 to approximately $5.8 billion as of December 31, 2022. As of December 31, 2022, our consolidated portfolio consisted of 277 health care properties (which excludes our corporate headquarters) located in 32 states with approximately 15,528,879 net leasable square feet, which were approximately 95% leased with a weighted average remaining lease term of approximately 5.5 years. As of December 31, 2022, approximately 90% of the net leasable square footage of our portfolio was either on the campus of a hospital or strategically affiliated with a health system.

The Trust is a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes. We conduct our business through an UPREIT structure in which our properties are owned by our Operating Partnership directly or through limited partnerships, limited liability companies, or other subsidiaries. The Trust is the sole general partner of our Operating Partnership and, as of December 31, 2022, owned approximately 95.9% of the partnership interests in the Operating Partnership, (“OP Units”).

Our corporate offices are located at 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202. Our telephone number is (414) 367-5600. Our internet website is www.docreit.com. The information contained on, or accessible through, this website, or any other website, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before you decide to participate in the Plan and invest in our common shares, you should carefully consider the risk factors set forth below as well as in the 2022 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus and the risks we have highlighted in other sections of this prospectus supplement. If any of these risks occurs, our business, financial condition, liquidity, tax status and results of operations could be materially and adversely affected. Some statements in this prospectus supplement and the accompanying prospectus, including statements in the following risk factors and those incorporated by reference, constitute forward-looking statements. Please refer to the section captioned “Cautionary Statement Regarding Forward-Looking Statements.”

You will not know the price per share of our common shares at the time you make an investment decision.

You will not know the price per share of the common shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

The price per share of our common shares may fluctuate between the time you make an investment decision and the time the shares are purchased or sold.

The price per share of our common shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.
S-1

If you instruct Computershare Trust Company, N.A. (the “Administrator”), to sell your common shares under the Plan, you may not be able to direct the time or price at which your common shares are sold, depending on the sales option you select. The market price of our common shares may decline between the time you decide to sell your common shares and the actual time of sale.

If you decide to withdraw from the Plan and request a certificate for whole common shares credited to you under the Plan, the price per share of our common shares may decline between the time you decide to withdraw and the time you receive the certificate.

Your investment in the Plan is not protected from losses.

Your investment in the Plan is no different from any investment in our common shares held by you. If you choose to participate in the Plan, then you should recognize that none of the Company, the Operating Partnership or any of their respective subsidiaries or affiliates, nor the Administrator can assure you of a profit or protect you against loss on the common shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your common shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of the Company, the Operating Partnership or any of their respective subsidiaries or affiliates, nor the Administrator, can guarantee you liquidity in the markets, and the value and marketability of your common shares may be adversely affected by market conditions. Your ability to liquidate or otherwise dispose of your common shares in the Plan is subject to the terms of the Plan and the withdrawal procedures established thereunder. You may not be able to withdraw or sell your common shares in the Plan in time to react to market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

The market price and trading volume of our common shares may be volatile following this offering and may be affected by a number of factors.

The per share trading price of our common shares may be volatile. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur, and investors in our common shares may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. If the per share trading price of our common shares declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the per share trading price of our common shares will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•the impact of the COVID-19 pandemic and the potential future outbreak of other highly infectious or contagious diseases on our business, whether directly or indirectly as a result of its impact on the business of our tenants;
•actual or anticipated variations in our quarterly operating results or dividends;
•increases in interest rates;
•changes in our funds from operations or earnings estimates;
•publication of research reports about us or the real estate industry;
•increases in market interest rates that lead purchasers of our shares to require a higher yield;
•changes in market valuations of similar companies;
•adverse market reaction to any additional debt we incur in the future;
•additions or departures of key management personnel;
•actions by institutional shareholders;
•speculation in the press or investment community;
•the realization of any of the other risk factors presented in this prospectus supplement and the accompanying prospectus or incorporated by reference herein;
2

•the extent of investor interest in our securities;
•the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate based companies;
•our underlying asset value;
•investor confidence in the stock and bond markets generally;
•changes in tax laws;
•future equity issuances;
•failure to meet earnings estimates;
•failure to meet and maintain REIT qualification;
•changes in our credit ratings; and
•general market and economic conditions, including inflation or recession.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us, including our financial condition, results of operations, cash flow, and per share trading price of our common shares.

We may be unable to make distributions which could result in a decrease in the market price of our common shares.

While we expect to make regular quarterly distributions to the holders of our common shares, if sufficient cash is not available for distribution from our operations, we may have to fund distributions from working capital, borrow to provide funds for such distributions, or reduce the amount of such distributions. To the extent we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. If cash available for distribution generated by our assets is less than expected, or if such cash available for distribution decreases in future periods from expected levels, our inability to make distributions could result in a decrease in the market price of our common shares.

All distributions will be made at the discretion of our board of trustees and will be based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of trustees may deem relevant from time to time. We may not be able to make distributions in the future, and our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the market price of our common shares.

You will not earn any interest on your dividends or cash pending investment.

No interest will be paid on dividends, cash or other funds held by the Administrator pending investment or disbursement.

DESCRIPTION OF OUR COMMON SHARES

For a description of the common shares being offered hereby, please see “Description of Physicians Realty Trust Shares of Beneficial Interest” and “Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws” in the accompanying prospectus.

3

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

Description of the Plan

Who is eligible to participate in the Plan?

New investors and existing shareholders of the Company are eligible to participate in the Plan. If you own common shares that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the Plan, you may be able to arrange for that person to handle the reinvestment of dividends. If not, your common shares should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your common shares from “street name.”

What are the benefits of the Plan?

•The Plan provides you with the opportunity to automatically reinvest cash dividends paid on all or a portion of your common shares (including common shares held in your Plan account) in additional common shares without payment of any fees or other charges to the extent common shares are purchased directly from us.

•The Plan provides eligible shareholders and new investors with the opportunity each month to make optional cash payments or initial investments, respectively, to purchase additional common shares, subject to minimum and maximum purchase limits, without payment of any fees or other charges to the extent common shares are purchased directly from us.

•You may purchase fractional common shares under the Plan, which means you may fully reinvest all cash dividends or fully invest any optional cash payments or initial investments. Dividends on fractional shares, as well as on whole shares, also can be reinvested in additional common shares which will be credited to your Plan account.

•You will receive a confirmation with the details of each transaction that you make and, if you participate in the dividend reinvestment feature, you will receive a quarterly statement of your account.

What are the disadvantages of the Plan?

•We will not pay you any interest on dividends, optional cash payments or initial investments held by the Administrator before the investment date.

•The purchase price of common shares that you purchase under the Plan will not be determined until the applicable investment date. As a result, you will not know the actual price per share or number of common shares you will purchase until that date.

•If you decide to make optional cash payments or an initial investment in our common shares under the Plan, your payments or investment may be exposed to changes in market conditions for a longer period of time than if you had arranged to buy common shares through a broker.

•If you request the Administrator to sell common shares from your Plan account, the Administrator will deduct a service fee and per share processing fees from the proceeds of the sale.

•Cash dividends that you reinvest will be treated for U.S. federal income tax purposes as a distribution received by you on the investment date and may create a liability for the payment of income tax without providing you with immediate cash to pay this tax when it becomes due.

How does a new investor participate in the Plan?

If you are a new investor and would like to participate in the Plan, please read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, before you invest. Once you have done so, you may complete an enrollment form and mail it to the Administrator. Alternatively, you may enroll online through the Investor Center at www.computershare.com/investor, or the Investor Center. Please follow the instructions
4

for authorizing an initial investment and indicate whether you want to participate in the dividend reinvestment portion of the Plan.

New investors can participate in the Plan by making an initial investment in our common shares of not less than $1,000 up to a maximum of $10,000. If you are a new investor, you may make an initial investment by:

•Authorizing an electronic debit of at least $1,000 but not more than $10,000 from your U.S. bank account. This alternative is available to online investors only; or

•Mailing a check (in U.S. dollars and drawn from a U.S. bank) for at least $1,000 but not more than $10,000 to the Administrator along with your enrollment form. Please make the check payable to Physicians Realty Trust/Computershare.

How does an existing shareholder participate in the Plan?

Enrollment is available online through the Investor Center. Alternatively, you may enroll by completing an enrollment form and mailing it to the Administrator. Your participation will begin promptly after your Plan enrollment is received. Once you enroll, your participation continues automatically for as long as you wish to participate in the Plan.

You may change your dividend reinvestment election at any time online through the Investor Center, by telephone or by notifying the Administrator in writing. To be effective with respect to a particular dividend, any such change must be received by the Administrator before the record date for that dividend. Except in unusual circumstances, the record date will be approximately seven to 14 days in advance of the dividend payment date.

You may, of course, choose not to reinvest any of your dividends, in which case the Administrator will remit any dividends to you by check or automatic deposit to a U.S. bank account that you designate.

As an existing shareholder, what are my investment options under the Plan?

Once enrolled in the Plan, you may elect to:

•Reinvest all or a portion of your dividends in additional common shares; and/or

• Make optional cash payments of not less than $50 up to a maximum of $10,000 per month regardless of whether dividends are being reinvested. The $50 minimum applies only to optional cash payments by existing Plan participants. New investors must make an initial investment of not less than $1,000.

How do I make an optional cash payment under the Plan?

If you already own our common shares, are enrolled in the Plan and want to make optional cash payments, you can authorize an individual automatic deduction from your U.S. bank account through the Investor Center or send a check (in U.S. dollars and drawn from a U.S. bank) to the Administrator for each optional cash payment. Please make the check payable to Physicians Realty Trust/Computershare. If you choose to submit a check, please make sure to include the contribution form from your Plan statement and mail it to the address specified on the Plan statement. The Administrator will not accept cash, traveler’s checks, money orders or third-party checks. If you wish to make regular monthly optional cash payments, you may authorize automatic monthly deductions from your U.S. bank account. Optional cash payments may not be less than $50, and the total of all optional cash payments may not exceed $10,000 in any month.

Who is the administrator of the Plan?

Computershare Trust Company, N.A. administers the Plan. Certain administrative support will be provided to the Administrator by its designated affiliates. If you have questions regarding the Plan, please write to the Administrator at the following address: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or call the Administrator at 1-800-368-5948 (if you are inside the United States or Canada) or 1-781-575-3120 (if you are outside the United States or Canada). An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 5:00 p.m., Eastern Standard Time, Monday through Friday (except holidays). In addition, you may visit the Computershare website at www.computershare.com/investor. At this website, you can enroll in
5

the Plan, obtain information, and perform certain transactions on your Plan account via the Investor Center. See “Administration” for more information regarding the Investor Center and the administration of the Plan.

When are funds invested under the Plan?

The investment date for initial investments and optional cash payments will be the 10th day of the month, or the next trading day if the 10th is not a trading day. The investment date for reinvested cash dividends will be the dividend payment date (generally, during or shortly before the first week of February, May, August and November). In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 30 days for reinvested cash dividends and 35 days for initial investments and optional cash payments, the Administrator will return the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

Who pays the fees and other expenses?

We will pay all fees or other charges on common shares purchased through the Plan. You may be responsible for certain charges if you withdraw from the Plan.

Purpose

The purpose of the Plan is to provide a convenient and economical way for our shareholders to invest all or a portion of their cash dividends in additional common shares. The Plan also allows our shareholders and new investors to purchase additional common shares.

Eligibility of New Investors

If you are a new investor, you can participate in the Plan by making an initial investment in our common shares of not less than $1,000 up to a maximum of $10,000. New investors may join the Plan by completing an initial enrollment form and delivering it, along with an initial investment, to the Administrator. Alternatively, you may enroll in the Plan online through the Investor Center. See “How does a new investor participate in the Plan?” for more information on how to make an initial investment through the Investor Center.

Eligibility of Existing Shareholders

If you are a current holder of record of our common shares, you may participate in the Plan unless receipt of common shares through the Plan would cause you to beneficially own more than 9.8% of our outstanding common shares. See “Description of Physicians Realty Trust Shares of Beneficial Interest - Restrictions on Ownership and Transfer” in the accompanying prospectus for more information. Eligible shareholders may join the Plan by completing an enrollment form and delivering it to the Administrator. Alternatively, you may enroll in the Plan online through the Investor Center. See “How do I make an optional cash payment under the Plan?” for more information on how to make an optional cash payment through the Investor Center.

If you own common shares that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the Plan, you may be able to arrange for that person to handle the reinvestment of dividends. If not, your common shares should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your common shares from “street name.”

If you are already a participant in the Plan, you need not take any further action in order to maintain your present participation.

Administration

Computershare Trust Company, N.A. administers the Plan. Certain administrative support will be provided to the Administrator by its designated affiliates.

You can enroll in the Plan, obtain information, and perform certain transactions on your Plan account online via the Investor Center.

6

To access the Investor Center please visit the Computershare website at www.computershare.com/investor.

You can contact shareholder customer service toll-free within the United States and Canada at: 1-800-368-5948. If you are calling from outside the United States or Canada, please contact shareholder customer service at: 1-781-575-3120. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Standard Time, Monday through Friday (except holidays).

You may write to the Administrator at the following address:

Computershare Trust Company, N.A.
P.O. Box 43078
Providence, RI 02940-3078

Please include a reference to Physicians Realty Trust in all correspondence.

Purchases and Pricing of Common Shares

For common shares purchased on the open market or through privately negotiated transactions, the Administrator may combine your funds with funds of other Plan participants and generally will batch purchase types (cash dividends, initial investments and optional cash payments) for separate execution by its broker. At the Administrator’s discretion, these batches may be combined and executed by its broker. The Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of common shares being purchased and current trading volume in our common shares, the Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of our common shares purchased for each Plan participant’s account, whether purchased with reinvested cash dividends, with initial cash investments or with optional cash payments, shall be the weighted average price of the specific batch for common shares purchased by the Administrator’s broker on that investment date or the next trading day if the investment date is not a trading day. Neither we nor any participant will have any authority or power to direct the date, time or price at which common shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

With respect to reinvested dividends, initial investments and optional cash payments, the market price for purchases of common shares directly from us will be equal to the average of the high and low reported sales prices of our common shares on the NYSE on the investment date or the next trading day if the investment date is not a trading day.

For reinvested cash dividends, the investment date will be the dividend payment date for the quarter. Dividend payment dates normally occur during or shortly before the first week of February, May, August and November. The investment date for initial investments and optional cash payments will be the 10th day of the month, or the next trading day if the 10th is not a trading day. Your account will be credited with that number of common shares, including fractions computed to six decimal places, equal to the total amount to be invested by you divided by the applicable purchase price per share.

Except for certain charges incurred in connection with withdrawal from the Plan, there are no fees or other charges on common shares purchased through the Plan.

Participation

Any eligible shareholder and new investor may join the Plan by completing an enrollment form and returning it to the Administrator at the following address: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078. If you are an eligible shareholder, you may submit an initial optional cash payment of between $50 and $10,000 with your completed enrollment form. If you are a new investor, you must submit an initial investment of between $1,000 and $10,000 with your completed enrollment form. Alternatively, you may enroll online at www.computershare.com/investor.

If the Administrator receives your enrollment form before the record date for the payment of the next dividend (approximately seven to 14 days in advance of the dividend payment date), that dividend will be invested in additional common shares for your Plan account. If the enrollment form is received in the period after any dividend record date, that dividend will be paid by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend.

Once enrolled in the Plan, you may meet your individual objectives by choosing among the following categories or combinations of investments:
7

•You may reinvest all or a portion of the cash dividends paid on your common shares in additional common shares.

•You may invest by making optional cash payments of not less than $50 up to a maximum of $10,000 per month regardless of whether dividends are being reinvested.

The $50 minimum described above applies only to optional cash payments by Plan participants. New investors must make an initial investment of not less than $1,000.

By enrolling in the Plan, you direct the Administrator to apply dividends and any optional cash payments you might make as a participant to the purchase of additional common shares in accordance with the Plan’s terms and conditions. Unless otherwise instructed, the Administrator will automatically reinvest all dividends declared on common shares held under the Plan. If you do not want the dividends paid on your common shares to be reinvested, you must provide notice to the Administrator. See “Administration” for information on how to contact the Administrator. To be effective for a particular dividend payment, the Administrator must receive such notice before the record date for that dividend (approximately seven to 14 days in advance of the dividend payment date). If the notice is received after the record date, dividends paid on common shares held in your account will be reinvested and credited to your account. Your request will then be processed as soon as practicable after the dividends are reinvested.

Optional cash payments and initial investments may be delivered to the Administrator in the form of a check (in U.S. dollars and drawn from a U.S. bank) made payable to Physicians Realty Trust/Computershare, or by authorizing electronic transfers from your U.S. bank account by accessing your Plan account online through the Investor Center. If you send a check, please complete the transaction stub attached to your Plan statement and then mail it with your payment to the address specified on the Plan statement. A $35 fee will be assessed for a check or electronic debit that is returned for insufficient funds.

The Administrator must receive the optional cash payment of an existing shareholder at least one business day prior to the investment date.

Cost

We will pay all fees, the annual cost of administration and, unless provided otherwise in the Plan, all other charges incurred in connection with the purchase of common shares acquired under the Plan, if any. Certain charges may be incurred by you if you withdraw from the Plan as described below. See “Withdrawal by Participant.”

Date for Investment of Funds under the Plan

For reinvested cash dividends, the investment date will be the dividend payment date for the quarter. Dividend payment dates normally occur during or shortly before the first week of February, May, August and November. The investment date for initial investments and optional cash payments will be the 10th day of the month, or the next succeeding trading day if the 10th is not a trading day. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 30 days for reinvested cash dividends and 35 days for initial investments and optional cash payments, the Administrator will return the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

Initial Investments by New Investors

New investors may participate in the Plan by making an initial investment in our common shares of not less than $1,000 up to a maximum of $10,000. An initial investment by a new investor may be made by enclosing a check with the initial enrollment form. Checks (in U.S. dollars and drawn from a U.S. bank) should be made payable to Physicians Realty Trust/Computershare. The Administrator will not accept cash, traveler’s checks, money orders, or third-party checks. Each check submitted for an optional cash purchase will be considered a separate transaction subject to a service fee. Alternatively, new investors may enroll online at www.computershare.com/investor.

The Administrator will wait up to three business days after receipt of the check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares from optional cash payments promptly on the investment date. Therefore, the Administrator must receive your payment at least three business days prior to the investment date. Funds received after the investment date will be held for investment in the following month. If you deliver an initial investment to the Administrator, but decide that you do not want to make the initial investment, you must deliver a written request for a
8

refund to the Administrator. See “Administration” for information on how to contact the Administrator. The Administrator must receive your request for a refund no later than two business days prior to the investment date. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 35 days, the Administrator will return the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

Optional Cash Payments by Existing Shareholder

Every month, you may purchase additional common shares through optional cash payments, regardless of whether dividends are being reinvested. Optional cash payments may not be less than $50, and the total of all optional cash payments submitted by an individual shareholder may not exceed $10,000 in any month. The $50 minimum applies only to optional cash payments by existing Plan participants. New investors must make an initial investment of not less than $1,000. There is no obligation either to make an optional cash payment in any month or to invest the same amount of cash in each month.

If you already own common shares, are enrolled in the Plan and want to make optional cash payments, you may authorize an individual automatic deduction from your bank account through the Investor Center or send a check to the Administrator for each optional cash payment. If you choose to submit a check, please make sure to include the contribution form from your Plan statement and mail it to the address specified on the Plan statement. Checks (in U.S. dollars and drawn from a U.S. bank) should be made payable to Physicians Realty Trust/Computershare. The Administrator will not accept cash, traveler’s checks, money orders, or third-party checks. Each check submitted for an optional cash purchase will be considered a separate transaction subject to a service fee. If you wish to make regular monthly optional cash payments, you may authorize automatic monthly deductions from your U.S. bank account online at www.computershare.com/investor or by completing a Direct Debit Authorization Form and mailing it to the Administrator. This feature enables you to make ongoing investments in our common shares without writing a check. Funds will be deducted from your bank account on the 5th day of each month or, if the 5th is not a business day, the next business day.

The Administrator will wait up to three business days after receipt of the check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares from optional cash payments promptly on the investment date. Therefore, optional cash payments must be sent so that the Administrator receives the payment at least three business days prior to the investment date. Funds received after the investment date will be held for investment in the following month. If you deliver an optional cash payment to the Administrator, but decide that you do not want to make the optional cash payment, you must deliver a written request for a refund to the Administrator. See “Administration” for information on how to contact the Administrator. The Administrator must receive your request for a refund no later than two business days prior to the investment date. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 35 days, the Administrator will return the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

In the event that any check or other deposit is returned unpaid for any reason or your pre-designated U.S. bank account does not have sufficient funds for an automatic withdrawal, the Administrator will consider the request for investment of that purchase null and void. The Administrator will immediately remove from your Plan account any common shares already purchased in anticipation of receiving those funds and will sell such common shares. If the net proceeds from the sale of those common shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional common shares from your Plan account as necessary to satisfy the uncollected balance. There is a $35 charge for any check, electronic fund transfer or other deposit that is returned unpaid by your bank. This fee will be collected by the Administrator through the sale of the number of common shares from your Plan account necessary to satisfy the fee. You will be responsible for customary fees incurred in connection with any such sale.

Number of Common Shares to be Purchased for the Participant

The number of common shares, including fractional shares, purchased under the Plan will depend on the amount of your cash dividend, the amount of your optional cash payments, the amount of your initial investment, and the price of the common shares determined as provided above. Common shares purchased under the Plan, including fractional shares, will be credited to your account. Both whole and fractional shares will be purchased. Fractional shares will be computed to six decimal places.

This prospectus supplement relates to 1,283,034 common shares registered for sale under the Plan. We cannot assure you there will be enough common shares to meet the requirements under the Plan. If we do not have a sufficient number of registered common shares to meet the Plan requirements during any month, the portion of any reinvested dividends, optional
9

cash payments, and initial investments received by the Administrator but not invested in our common shares under the Plan will be returned to participants without interest.

There is no special limitation on the cumulative number of common shares that may be purchased under the Plan. However, purchases under the Plan are subject to the general restrictions contained in our bylaws that prohibit purchases of common shares that could disqualify us as a REIT. See “Description of our Shares of Beneficial Interest - Restrictions on Ownership and Transfer” for more information.

Source of Common Shares Purchased Under the Plan

Common shares purchased under the Plan will normally come from our authorized but unissued common shares. However, we reserve the right to instruct the Administrator to purchase common shares for you in the open market, rather than issue new common shares. Such market purchases may be made on any securities exchange where our common shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery, and otherwise as the Administrator may determine. You will pay no fees or other charges on purchases under the Plan whether common shares are newly issued, issued from treasury or purchased in the open market.

Method for Changing Dividend Reinvestment Election

You may change your dividend reinvestment election at any time online through the Investor Center, by telephone or by notifying the Administrator in writing. See “Administration” for information on how to contact the Administrator. To be effective with respect to a particular dividend, any such change must be received by the Administrator on or before the record date for that dividend (approximately seven to 14 days in advance of the dividend payment date).

Withdrawal by Participant

You may discontinue the reinvestment of your dividends at any time by providing written or telephone notice to the Administrator. Alternatively, you may change your dividend election online through the Investor Center. See “Administration” for information on how to contact the Administrator. If the Administrator receives your notice of withdrawal near a record date for the payment of the next dividend, the Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them. If such dividends are reinvested, the Administrator will process the withdrawal as soon as practicable, but in no event later than five business days after the reinvestment is completed. The Administrator will continue to hold your common shares unless you request a certificate for any full shares and a check for any fractional share, less a service fee of $25 and any per share processing fees, currently 12 cents per share. Per share processing fees include any brokerage commissions the Administrator is required to pay.

Upon withdrawal, you may elect to stop the investment of any initial investment or optional cash payment by delivering a written request for a refund to the Administrator. The Administrator must receive your request for a refund no later than two business days prior to the investment date.

Generally, an eligible shareholder or new investor may again become a participant in the Plan. However, we reserve the right to reject the enrollment of a previous participant in the Plan on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

Sale of Common Shares

You may request that the Administrator sell your common shares as described below. The market price of our common shares may decline between the time you request to sell common shares and the actual time of sale.

Market Order

A market order is a request to sell our common shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor, through the Investor Center, or by calling the Administrator directly at 1-800-368-5948. Market order sale requests received at www.computershare.com/investor, through the Investor Center, or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Standard Time). Any orders received outside of market hours will be submitted to the Administrator’s broker on the next day the market is open. Sales proceeds will equal the market price of the sale obtained by the Administrator’s broker, net of taxes and fees. The Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders
10

placed outside of market hours. Depending on the number of common shares being sold and current trading volume in the common shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Administrator directly at 1-800-368-5948. If your market order sale was not filled and you still want the common shares to be sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by the Administrator’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold.

Batch Order

A batch order is an accumulation of all sale requests for our common shares submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. Batch order sales may only be requested in writing. In every case of a batch order sale, the price shall be the weighted average sale price obtained by the Administrator’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold.

Day Limit Order

A day limit order is an order to sell our common shares when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). Depending on the number of our common shares being sold and the current trading volume in the common shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Administrator at its sole discretion or, if the Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Administrator directly at 1-800-368-5948. A service fee of $25 and a processing fee of $0.12 per share sold will be deducted from the sale proceeds.

Good-Til-Cancelled (“GTC”) Limit Order

A GTC limit order is an order to sell our common shares when and if the common shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of common shares being sold and current trading volume in the common shares, sales may be executed in multiple transactions and over more than one day. If common shares are traded on more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Administrator at its sole discretion or, if the Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Administrator directly at 1-800-368-5948. A service fee of $25 and a processing fee of $0.12 per share sold will be deducted from the sale proceeds.

General

All per share processing fees described in “Sale of Common Shares” include any brokerage commissions the Administrator is required to pay. Any fractional common share will be rounded up to a whole common share for purposes of calculating the per share processing fee. All sales requests processed over the telephone by a customer service representative entail an additional fee of $25. Fees are deducted from the proceeds derived from the sale. The Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Administrator to determine if there are any limitations applicable to your particular sale request. The Administrator also reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which common shares for the Plan are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than Administrator  will select the broker(s) or dealer(s) through or from whom sales are to be made.

You should be aware that the price of our common shares may rise or fall during the period between a request for sale, its receipt by the Administrator and the ultimate sale on the open market. Instructions sent to the Administrator to sell common shares are binding and may not be rescinded.
11

Alternatively, you may choose to sell common shares in your Plan account through a broker of your choice, in which case you should contact your broker about transferring common shares from your Plan account to your brokerage account.

Share Certificates and Safekeeping

Our common shares that you acquire under the Plan will be maintained in your Plan account in non-certificated form for safekeeping. Safekeeping protects your common shares against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your common shares. Only common shares held in safekeeping may be sold through the Plan.

If you own our common shares in certificated form, you may deposit your certificates for those common shares with the Administrator, free of charge. Certificates sent for deposit should not be signed. Certificates should be delivered to the Administrator at 150 Royall Street, Suite 101, Canton, MA 02021 by United States Post Office registered insured mail, a national courier service or other receipted delivery service.

Reports to Participants

Statements of your account activity will be sent to you after each transaction, which will simplify your record keeping. Each Plan account statement will show the amount invested, the purchase or sale price, the number of common shares purchased or sold and any applicable service fees, as well as any activity associated with share deposits or withdrawals. The statement will include specific cost basis information in accordance with applicable law. Please notify the Administrator promptly either in writing, by telephone or through the Internet if your address changes. In addition, you will receive copies of the same communications sent to all other holders of our common shares, such as annual reports and proxy statements. You also will receive any U.S. Internal Revenue Service, or the IRS, information returns, if required. Please retain all account statements for your records. The statements contain important tax and other information.

Responsibilities under the Plan

We, the Administrator and any agent will not be liable in administering the Plan for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon that participant’s death prior to the receipt of notice in writing of such death. Since we have delegated all responsibility for administering the Plan to the Administrator, we specifically disclaim any responsibility for any of its actions or inactions in connection with the administration of the Plan.

You should recognize that neither we, the Administrator, nor any agent can assure you of a profit or protect you against a loss on common shares purchased under the Plan.

Interpretation and Regulation of the Plan

We reserve the right to interpret and regulate the Plan.

Suspension, Modification or Termination of the Plan

We reserve the right to suspend, modify or terminate the Plan at any time. Participants will be notified of any suspension, modification or termination of the Plan. Upon our termination of the Plan, any whole book-entry shares owned will continue to be credited to a participant’s account unless specifically requested otherwise. Any fractional share in your account will be remitted to you by check for the cash value of the fractional share based upon the then-current market price, less any applicable fees.

The Administrator may also terminate your Plan account if you do not own at least one whole common share. In the event that your Plan account is terminated for this reason, a check for the cash value of the fractional share based upon the then-current market price, less any applicable fees will be sent to you and your account will be closed.

Miscellaneous

Effect of Stock Dividend, Stock Split or Rights Offering. Any common shares we distribute as a common share dividend on common shares (including fractional shares) credited to your account under the Plan, or upon any split of such common
12

shares, will be credited to your account. Share dividends or splits distributed on all other common shares held by you and registered in your own name will be mailed directly to you.

In a rights offering, rights applicable to common shares credited to your account under the Plan will be sold by the Administrator and the proceeds will be credited to your account under the Plan and applied to the purchase of common shares on the next investment date. If you want to exercise, transfer or sell any portion of the rights applicable to the common shares credited to your account under the Plan, you must request, at least two days prior to the record date for the issuance of any such rights, that common shares credited to your account be transferred from your account and registered in your name. Except in unusual circumstances, the record date will be approximately seven to 14 days in advance of the dividend payment date.

Effect of Transfer of All Common Shares in Participant’s Name. If you dispose of all of our common shares registered in your name, but do not give notice of withdrawal to the Administrator, the Administrator will continue to reinvest the cash dividends on any common shares held in your account under the Plan until the Administrator is otherwise notified. See “Withdrawal by Participant” for more information on how to withdraw from the Plan.

Voting of Participant’s Common Shares Held under the Plan. The common shares credited to your account under the Plan will be voted in accordance with your instructions. If you are a participant in the Plan and are not a holder of record of common shares in your own name, you will be furnished with a form of proxy covering the common shares credited to your account under the Plan. If you are a participant in the Plan and are the holder of record of common shares in your own name, your proxy will be deemed to include common shares, if any, credited to your account under the Plan and the common shares held under the Plan will be voted in the same manner as the common shares registered in your own name. If a proxy is not returned, none of your common shares will be voted unless you vote in person. If you want to vote in person at a meeting of shareholders, a proxy for common shares credited to your account under the Plan may be obtained upon written request received by the Administrator at least 15 days before the meeting.

Pledging of Participant’s Common Shares Held under the Plan. You may not pledge any common shares that you hold in your Plan account. Any pledge of common shares in a Plan account is null and void. If you wish to pledge common shares, you must first withdraw those common shares from the Plan and request the Administrator to send you certificates for those common shares.

LIMITATION OF LIABILITY

The Plan provides that neither we nor the Administrator, nor any independent agent will be liable in administering the Plan for any act done in good faith or any omission to act in good faith in connection with the Plan. This limitation includes, but is not limited to, any claims of liability relating to:

•the failure to terminate your Plan account upon your death prior to receiving written notice of your death;

•the purchase or sale prices reflected in your Plan account or the dates of purchases or sales of common shares under the Plan; or

•any loss or fluctuation in the market value of our common shares after the purchase or sale of common shares under the Plan.

In no event shall the Company, the Administrator or agents of the Administrator have any liability as to any inability to purchase shares or as to the timing of any share purchase.

The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.

USE OF PROCEEDS

We intend to contribute the net proceeds from sales of our common shares purchased directly from us pursuant to the Plan to our Operating Partnership in exchange for OP Units, and our Operating Partnership intends to use the net proceeds received from us for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. Prior to the time we have fully invested the net proceeds of this offering, we may fund distributions to our shareholders out of the net proceeds of this offering
13

Pending application of net proceeds of this offering, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations. The precise amounts and timing of the application of proceeds will depend on our funding requirements and the availability of other funds.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith.

Tax Consequences of Dividend Reinvestment

In the case of common shares purchased by the Administrator from us pursuant to the dividend reinvestment part of the Plan, participants in the Plan will be treated, for federal income tax purposes, as having received a cash distribution equal to the fair market value, as of the investment date, of the common shares purchased with their reinvested dividends.

In the event the Administrator purchases common shares in open market transactions or in negotiated transactions with third parties, the Internal Revenue Service has indicated in private letter rulings that the amount of the distribution received by a participant would include the fair market value of the common shares purchased with reinvested dividends and any per share processing fees or other related charges paid by us in connection with the Administrator’s purchase of the common shares on behalf of the participant. The Plan currently provides that we will pay all per share processing fees for the purchase of common shares in the open market or in negotiated transactions with third parties. Per share processing fees include any brokerage commissions the Administrator is required to pay on behalf of the participant.

As in the case of non-reinvested cash distributions, the distributions described above will constitute taxable dividend income to participants to the extent of our current and accumulated earnings and profits allocable to the distributions and any excess distributions will constitute a return of capital which reduces the basis of the participant’s common shares or results in gain to the extent that excess distributions exceed the participant’s tax basis in his, her or its common shares. In addition, if we designate part or all of our distributions as capital gain distributions, those designated amounts would be treated by a participant as long-term capital gains.

A participant’s tax basis in his, her or its common shares acquired under the dividend reinvestment part of the Plan will generally equal the total amount of distributions a participant is treated as receiving, as described above. A participant’s holding period in his, her, or its common shares generally begins on the day following the date on which the common shares are credited to the participant’s Plan account.

We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to participants.

Tax Consequences of Optional Cash Payments

The Internal Revenue Service has indicated through private letter rulings that participants participating in the dividend reinvestment part of the Plan who also elect to purchase shares by optional cash payments or as an initial investment will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares purchased over the amount of the cash payment made by the participant.

If the Administrator acquires common shares in an open market transaction or in a negotiated transaction with third parties, the Internal Revenue Service has indicated through private letter rulings that a participant will be treated as receiving a distribution equal to any per share processing fees or other related charges paid by us on behalf of the participant. The Plan currently provides that we will pay all per share processing fees for the purchase of common shares in the open market or in negotiated transactions with third parties. Per share processing fees include any brokerage commissions the Administrator is required to pay on behalf of the participant.

14

Any distributions which the participant is treated as receiving would be taxable income or gain, would reduce the basis in common shares, or would result in some combination of these treatments, under the rules described above under “Tax Consequences of Dividend Reinvestment.”

The tax basis of shares acquired by optional cash payments or as an initial investment by a participant who also participates in the dividend reinvestment part of the Plan will generally equal the total amount of distribution such participant is treated as receiving, as described above, plus the amount of the cash payment. A participant’s holding period for common shares purchased under the Plan generally will begin on the day following the date on which common shares are credited to the participant’s Plan account.

On the other hand, the Internal Revenue Service has indicated through private letter rulings that participants who do not participate in the dividend reinvestment part of the Plan and only elect to purchase shares by optional cash payments or as an initial investment generally should not be treated as having received a distribution equal to the amount of the excess, if any, of the fair market value on the investment date of the common shares purchased over the amount of the cash payment made by the participant. The tax basis of shares so acquired will generally equal the cash payment made by the participant.

Tax Consequences of Dispositions

A participant may realize gain or loss when shares are sold or exchanged, whether the sale or exchange is made at the participant’s request upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to his or her account. The amount of the gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the participant’s tax basis in the shares or fraction of a share.

Withholding

In general, any distribution to a Plan participant will be subject to U.S. withholding tax to the same extent as a cash distribution would be. In that case, the amount of tax to be withheld will be deducted from the amount of the cash distribution that would have otherwise been made to the participant and only the reduced amount will be reinvested in common shares under the Plan. If withholding results in an overpayment of taxes, a refund may be obtained.

We or the Administrator may be required to deduct an amount as “backup withholding” on all distributions paid to a shareholder, regardless of whether those distributions are reinvested. Similarly, the Administrator may be required to deduct backup withholding from all proceeds of sales of common shares held in a Plan account. A participant is subject to backup withholding if (1) the participant has failed to properly furnish us and the Administrator with his, her or its taxpayer identification number; (2) the Internal Revenue Service notifies us or the Administrator that the identification number furnished by the participant is incorrect; (3) the Internal Revenue Service notifies us or the Administrator that backup withholding should be commenced because the participant failed to report properly distributions paid to him, her or it; or (4) when required to do so, the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding.

Backup withholding amounts will be withheld from dividends before those dividends are reinvested under the Plan. Therefore, dividends to be reinvested under the Plan by participants subject to backup withholding will be reduced by the backup withholding amount. The withheld amounts will constitute a credit on the participant’s income tax return.

15

PLAN OF DISTRIBUTION

Our common shares sold under the Plan will be newly issued or purchased in the open market. A registered broker/dealer that is affiliated with the Administrator will assist in the identification of investors and provide other related services, but will not be acting as an underwriter with respect to our common shares sold under the Plan. You will pay no service fees or brokerage trading fees whether shares are newly issued or purchased in the open market. However, if you request that shares be sold, you will receive the proceeds less a service fee and processing fees. The common shares are currently listed on the NYSE.

Persons who acquire our common shares through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be considered to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We will not extend to any such person any rights or privileges other than those to which he, she or it would be entitled as a Plan participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of our common shares so purchased.

We have no arrangements or understandings, formal or informal, with any person relating to the sale of common shares to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are deemed by us to be inconsistent with the purposes of the Plan.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Baker & McKenzie LLP and Baker & McKenzie LLP has opined as to certain income tax matters relating to an investment in our common shares. Certain legal matters in connection with this offering, including the validity of the common shares offered hereby and certain other matters of Maryland law, will be passed upon for us by Venable LLP.

EXPERTS
The consolidated financial statements and schedules of the Trust appearing in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of the Trust’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting, proxy, and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements, and other information with the SEC. Our SEC filings are also available to you on the SEC’s web site at www.sec.gov. The Company’s outstanding common shares are listed on the NYSE under the symbol “DOC” and all such periodic reports, proxy statements and other information we file with the SEC may also be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed with the SEC an automatic shelf registration statement on Form S-3ASR, including exhibits, schedules and amendments thereto, of which this prospectus supplement and the accompanying prospectus is a part, under the Securities Act with respect to the common shares to be sold in this offering. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement and the accompanying prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement are available to you on the SEC’s website, www.sec.gov.

16

We maintain a website at www.docreit.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute part of this prospectus supplement or the accompanying prospectus or any other report or documents we file with or furnish to the SEC.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a current report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus supplement from their respective filing dates:
•The Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023;
•The portions of the Trust’s Definitive Proxy Statement, filed with the SEC on March 23, 2022, incorporated by reference by the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and
•The description of the Trust’s common shares contained in the Trust’s registration statement on Form 8-A filed with the SEC on July 17, 2013, as updated by Exhibit 4.7 to the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any amendments and reports filed for the purpose of updating such description.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following address:

Investor Relations
Physicians Realty Trust
309 N. Water Street, Suite 500
Milwaukee, Wisconsin 53202
Telephone: (414) 367-5600

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

17

 PROSPECTUS

PHYSICIANS REALTY TRUST
Common Shares
Preferred Shares
Debt Securities
Guarantees of Debt Securities of Physicians Realty L.P.
Depositary Shares
Warrants
Units

PHYSICIANS REALTY L.P.
Debt Securities

Physicians Realty Trust may offer and sell, from time to time, in one or more offerings, common shares of beneficial interest, par value $0.01 per share, preferred shares of beneficial interest, par value $0.01 per share, debt securities, guarantees of debt securities, depositary shares, warrants and units consisting of two or more of these classes or series of securities.
Physicians Realty L.P. may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Physicians Realty L.P. may be fully and unconditionally guaranteed by Physicians Realty Trust, as described in this prospectus or a prospectus supplement.
The securities described in this prospectus may be sold in one or more offerings in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. Selling securityholders may also sell these securities, from time to time, on terms described in the applicable prospectus supplement.
This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.
Physicians Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “DOC.” On February 23, 2023, the last reported sales price for Physicians Realty Trust’s common shares was $15.07 per share. We do not expect any of the other securities offered hereby to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 24, 2023.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may offer and sell the securities described in this prospectus in one or more offerings and selling securityholders may offer such securities owned by them. The exhibits to our registration statement and documents incorporated by reference contain the full text of important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we or any selling securityholders may offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”
This prospectus provides you with a general description of our securities that may be offered by us and/or selling securityholders. Each time our securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also modify or supersede information contained in this prospectus. If any information in this prospectus is inconsistent with the information in any prospectus supplement, you should rely on the information in the prospectus supplement.
In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities, or other information.
This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.
You should rely on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, any applicable free writing prospectus, and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, operating results, financial condition, capital resources, and prospects may have changed since that date.

ABOUT THE REGISTRANTS

Physicians Realty Trust, a Maryland real estate investment trust (the “Trust”), and Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), were organized in April 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals, and healthcare delivery systems. Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” the “Company,” and “Physicians Realty” refer to the Trust, together with its consolidated subsidiaries, including the Operating Partnership. References to the “Operating Partnership” mean collectively the Operating Partnership together with its consolidated subsidiaries. We completed our initial public offering (“IPO”) in July 2013. The Trust’s common shares are listed on the New York Stock Exchange (“NYSE”) and it is included in the MSCI US REIT Index.

We grew our portfolio of gross real estate investments from approximately $124 million at the time of our IPO in July 2013 to approximately $5.8 billion as of December 31, 2022. As of December 31, 2022, our consolidated portfolio consisted of 277 health care properties (which excludes our corporate headquarters) located in 32 states with approximately 15,528,879 net leasable square feet, which were approximately 95% leased with a weighted average remaining lease term of approximately 5.5 years. As of December 31, 2022, approximately 90% of the net leasable square footage of our portfolio was either on the campus of a hospital or strategically affiliated with a health system.

We receive a cash rental stream from healthcare providers under our leases. Approximately 93% of the annualized base rent payments from our properties as of December 31, 2022, are from triple-net leases, pursuant to which the tenants are responsible for all operating expenses relating to the property, including but not limited to real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. This structure helps insulate us from increases in certain operating expenses and provides relatively predictable cash flow. We seek to structure our triple-net leases to generate attractive returns on a long-term basis. Our leases typically have initial terms of 5 to 15 years and include annual rent escalators of approximately 1.5% to 4.0%, with an annual weighted average rent escalator of approximately 2.4%. Certain of the Company’s leases include provisions indexing annual rent escalators to changes in Consumer Price Index (“CPI”), often with a floor or ceiling. As of December 31, 2022, approximately 5.7% of the Company’s annual rent escalators have CPI provisions. Our operating results depend significantly upon the ability of our tenants to make required rental payments. We believe that our portfolio of medical office buildings and other health care facilities will enable us to generate stable cash flows over time because of the diversity of our tenants, staggered lease expiration schedule, long-term leases, and low historical occurrence of tenants defaulting under their leases. As of December 31, 2022, leases representing a percentage of our portfolio on the basis of leased square feet will expire as follows:

Year	Portfolio Lease Expirations
MTM (1)	1.3%
2023	4.7%
2024	5.5%
2025	7.0%
2026	22.8%
2027	11.7%
2028	12.0%
2029	6.2%
2030	5.7%
2031	6.7%
2032	8.3%
Thereafter	8.1%
Total	100.0%
(1)“MTM” means month-to-month. This line also includes 12 leases which expired on December 31, 2022, representing 0.9% of portfolio leasable square feet.

We invest in real estate that is integral to providing high quality healthcare services. Our properties are typically located on a campus with a hospital or other healthcare facilities or strategically affiliated with a hospital or other healthcare system. We believe the impact of government programs and continuing trends in the healthcare industry create attractive opportunities for us to invest in healthcare-related real estate. Our management team has significant public healthcare real estate investment trust (“REIT”) experience and has long-established relationships with physicians, hospitals, and healthcare delivery system decision makers who we believe will provide quality investment and growth opportunities. Our principal investments include medical office buildings, outpatient treatment facilities, and other real estate integral to health care providers. We seek to generate attractive risk-adjusted returns for our shareholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and our common shares.

The Trust is a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes. We conduct our business through an UPREIT structure in which our properties are owned by our Operating Partnership directly or through limited partnerships, limited liability companies, or other subsidiaries. The Trust is the sole general partner of the Operating Partnership and, as of December 31, 2022, owned approximately 95.9% of the partnership interests in the Operating Partnership (“OP Units”).

Our corporate offices are located at 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202. Our telephone number is (414) 367-5600. Our internet website is www.docreit.com. The information contained on, or accessible through, this website, or any other website, is not incorporated by reference into this prospectus and should not be considered a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in the securities offered by this prospectus, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), as well as the risks, uncertainties, and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus (and prior to the termination of the offering of securities under this prospectus), and which are incorporated by reference in this prospectus, and (ii) contained in any applicable prospectus supplement. The occurrence of any of such risks might cause you to lose all or part of your investment. Such risks represent those risks and uncertainties that we believe are material to our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our securities.

Some statements in this prospectus and in the documents incorporated by reference in this prospectus constitute forward-looking statements. Please refer to the section captioned “Cautionary Statement Regarding Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and in the documents incorporated by reference herein that are forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts may be forward-looking statements. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “expect,” “outlook,” “continue,” “project,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “pro forma,” “estimate” or “anticipate” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, expectations or intentions.
These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. These forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data, or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•general economic conditions, including inflation and recession;

•changes in our business or strategy;

•our ability to operate as a public company;

•adverse economic or real estate developments, either nationally or in the markets where our properties are located;

•our geographic concentration in Texas may cause us to be particularly exposed to downturns in the Texas economy or other changes in Texas market conditions;

•our concentration of investment in health care properties;

•the disruption of our business and the compromise of confidential information resulting from cybersecurity attacks, breaches, and other incidents;

•any adverse effects to the business, financial position or results of operations of CommonSpirit Health (“CommonSpirit”), or one or more of the CommonSpirit-affiliated tenants, that impact the ability of CommonSpirit-affiliated tenants to pay us rent;

•the degree and nature of our competition;

•competition for investment opportunities;

•difficulties in identifying health care properties to acquire and completing acquisitions;

•the unknown duration and economic, operational, and financial impacts of the global outbreak of a novel strain of the coronavirus and any variants that have emerged or that may emerge in the future (the “COVID-19 pandemic”) and the actions taken by governmental authorities or others in connection with the COVID-19 pandemic will have on the Company’s business;

•changes in health care laws or government reimbursement rates;

•decreased rental rates or increased vacancy rates;

•defaults on or non-renewal of leases by tenants;

•the potential impact of severe weather events and climate change;

•our failure to generate sufficient cash flows to service, pay down, or refinance our indebtedness, or make distributions on our common shares;

•fluctuations and increases in interest rates and operating costs;

•the availability, terms, and issuance of debt and equity capital, including our unsecured revolving credit facility;

•general volatility of the market price of our common shares;

•our dependence upon key personnel whose continued service is not guaranteed;

•our ability to identify, hire, and retain highly qualified personnel in the future;

•the impact of our investments in joint ventures we have made and may make in the future;

•the financial condition and liquidity of, or disputes with, any joint venture and development partners with whom we may make co-investments in the future;

•changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates, taxation of REITs, and similar matters;

•our failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

•limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes;

•changes in accounting principles generally accepted in the United States;

•lack of or insufficient amounts of insurance;

•other factors affecting the real estate industry generally; and

•other factors that may materially adversely affect us, or the per share trading price of our common shares, including:

•the number of our common shares available for future issuance or sale;
•our issuance of equity securities or the perception that such issuance might occur;
•future debt;
•failure of securities analysts to publish research or reports about us or our industry; and
•securities analysts’ downgrade of our common shares or the health care-related real estate sector.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see “Risk Factors” on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, including the 2022 Form 10-K.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement or free writing prospectus, we expect to contribute the net proceeds from the sale of the securities to the Operating Partnership for OP Units, and we expect the Operating Partnership to use the net proceeds received from us or from any issuance by it of debt securities for general corporate and working capital purposes, including the repayment of outstanding indebtedness and/or to fund possible future acquisitions and development activities.
Pending application of the net proceeds from the sale of the securities, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations.
Unless otherwise described in any applicable prospectus supplement, we will not receive the proceeds from sales of securities by selling securityholders, if any.

SECURITIES THAT MAY BE OFFERED

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we or any selling securityholders may offer and sell. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF PHYSICIANS REALTY TRUST SHARES OF BENEFICIAL INTEREST

The following description of our common shares and preferred shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common shares and preferred shares that may be offered under this prospectus. The following description of our shares of beneficial interest is not, and does not purport to be, a complete description of the Maryland REIT Law (the “MRL”) or of the Maryland General Corporation Law (the “MGCL”) provisions applicable to a Maryland REIT, and is subject to, and qualified in its entirety by, our declaration of trust and our bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common shares and preferred shares may also be affected by Maryland law. The terms “we,” “us” and “our” as such terms are used in the following description of common shares and preferred shares refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares of beneficial interest, par value $0.01 per share, and 100,000,000 preferred shares of beneficial interest, par value $0.01 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series that we have the authority to issue without shareholder approval. As of February 14, 2023, 237,905,938 common shares were issued and outstanding. No preferred shares are presently issued and outstanding.

Under Maryland law, shareholders are not personally liable for the obligations of a Maryland REIT solely as a result of their status as shareholders.

Common Shares

All of the common shares that may be issued in connection with an offering will, upon issuance, be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Preferred Shares

Preferred shares may be issued from time to time, in one or more classes or series, as authorized by our board of trustees. Prior to the issuance of any preferred shares, our board of trustees is required by Maryland law and by our declaration of trust to designate the class or series of preferred shares to distinguish it from all other classes and series of shares, specify the number of shares to be included in the class or series, and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series and cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland.

If we offer preferred shares, the accompanying prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred shares offered and issued pursuant to this prospectus:

•    the specific designation, number of shares, seniority and purchase price;
•    any liquidation preference per share;
•    any additional restrictions on ownership and transfer;
•    any maturity date;
•    any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;
•    any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);
•    any voting rights;
•    any rights to convert the preferred shares into other securities or rights, including a description of the securities or rights into which such preferred shares are convertible or exchangeable (which may include other preferred shares) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;
•    whether interests in the preferred shares will be represented by depositary shares as more fully described below under “Description of Physicians Realty Trust Depositary Shares”;
•    the place or places where dividends and other payments with respect to the preferred shares will be payable; and
•    any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).
As described under “Description of Physicians Realty Trust Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or liquidation rights or that have terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to authorize us to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of beneficial interest, including the common shares, will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series of beneficial interest that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

Because our board of trustees believes it is at present essential for us to qualify as a REIT, among other purposes, our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest, which we refer to as the ownership limit. Our board of trustees has granted, and may in the future grant, an exemption to the 9.8% share ownership limit. However, our board of trustees may not grant an exemption from this restriction to any proposed transferee whose ownership in excess of 9.8% of the number or value of our outstanding shares would result in our failing to qualify as a REIT.

Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary (“TRS”)) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any operators that manage “qualified healthcare properties” for a TRS failing to qualify as “eligible independent contractors” under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust (as described below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on ownership and transfer is no longer required for us to qualify as a REIT.

Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from the restrictions described in the paragraph above (other than the restriction described in clause (iv) of the preceding paragraph) and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT. Our board of trustees may from time to time increase or decrease the ownership limit for one or more persons, but any decreased ownership limit will not be effective for any person whose percentage ownership of our shares is in excess of the decreased ownership limit until the person’s percentage ownership of our shares equals or falls below the decreased ownership limit (although any acquisition of our shares in excess of the decreased ownership limit will be in violation of the decreased ownership limit). Our board of trustees may not increase the ownership limit if the increase, taking into account any expected holder limits, would allow five or fewer individuals (including certain entities) to beneficially own more than 49.9% in value of our outstanding shares.

Any attempted transfer of our shares of beneficial interest which, if effective, would result in a violation of any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to one or more charitable trusts for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above restrictions on ownership and transfer. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price of the shares on the day of the event causing the shares to be held in trust) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee and pay such amount instead to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee must be paid to the charitable beneficiary.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restrictions described above, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

All certificated shares will bear a legend referring to the restrictions described above (or a declaration that we will furnish a full statement about certain restrictions on transfer to a shareholder on request and without charge).

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating the owner's name and address, the number of shares of each class and series of our shares of beneficial interest beneficially owned and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each shareholder will upon demand be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Listing

Our common shares are listed on the NYSE under the symbol “DOC.” On February 23, 2023, the last reported sales price for our common shares was $15.07 per share. As of February 14, 2023, the number of shareholders of record of our common shares was 437.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities of the Trust and the debt securities of the Operating Partnership that we may offer under this prospectus. For purposes hereof, references to the issuer means the Trust or the Operating Partnership, as applicable. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The Trust will issue senior or subordinated notes under an indenture (the “Trust Indenture”) among the Trust, the guarantor(s) named therein, if any, and U.S. Bank National Association, which will act as trustee, unless we specify otherwise in the applicable prospectus supplement. The Operating Partnership will issue senior or subordinated notes under an indenture dated as of March 7, 2017 (the “2017 Indenture”) among the Operating Partnership, the Trust, as guarantor, and U.S. Bank National Association, as trustee. We have filed or incorporated by reference forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the Trust Indenture and the 2017 Indenture.
The indentures are qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to such debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the indentures are identical.

General
We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the issuer;
•	the title;
•	the principal amount being offered;
•	any limit on the amount that may be issued;
•	whether or not the issuer will issue the series of debt securities in global form and, if so, the terms thereof and who the depositary will be;
•	the maturity date;
•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;
•
whether and under what circumstances, if any, the issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether the issuer can redeem the debt securities if the issuer has to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	the issuer’s right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which the issuer may, at its option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund or other analogous fund, if any;
•
the date, if any, on which and the price at which the issuer is obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;
•	any additional covenants applicable to the particular debt securities being issued;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which the issuer will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
If applicable, we will set forth in the corresponding prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for securities of the issuer or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option. If applicable, we may include provisions pursuant to which the number of the issuer’s securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of the issuer’s merger or consolidation with another entity.
Consolidation, Merger or Sale
The indentures permit the issuer upon satisfaction of certain conditions to merge, consolidate or amalgamate with another person, or sell, transfer or lease its properties and assets as, or substantially as, an entirety to another person. However, any successor of the issuer or acquirer of such assets must expressly assume all of the issuer’s obligations under the indentures and the debt securities.
If the debt securities are convertible into other securities, the person with whom the issuer consolidates or merges or to whom the issuer sells all of its property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the applicable consolidation, merger or sale.
Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition thereof under applicable law. Case law interpreting such phrases relies upon the facts and circumstances of each particular case. Consequently, to determine whether such an event has occurred, a holder of debt securities must review the financial and other information that we disclose to the public. The Trust’s governing documents contain restrictions on ownership and transfers of its shares that are designed to preserve its status as a REIT and to otherwise address concerns about concentration of ownership of its shares, and, therefore, it may prevent or hinder a change of control. See “Description of Physicians Realty Trust Shares of Beneficial Interest—Restrictions on Ownership and Transfer.”
Events of Default Under the Indentures
Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities:

•	an issuer’s failure to pay interest on any debt security of such series within 90 days of when such amount becomes due and payable;
•
a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise; provided, however, that a valid extension of the maturity date in accordance with the terms of the indenture will not constitute a default in the payment of principal;

•
an issuer’s failure to comply with any of its covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the first two bullet points above) and the issuer's failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below;

•	if specified events of bankruptcy, insolvency or reorganization occur; and
•	any other event of default as may be specified in the applicable prospectus supplement.
A default under the third bullet point above with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify the issuer of the default and the issuer does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
If an event of default with respect to a particular series of debt securities (other than an event of default specified in the second to last bullet point above) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to the issuer in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, the premium, if any, plus accrued but unpaid interest to, but not including, the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal, the premium, if any, or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to the issuer or any guarantor with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, the premium, if any, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnification satisfactory to it in its sole discretion. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

The issuer will periodically deliver certificates of an officer to the trustee certifying whether or not the officer has knowledge of default under the applicable indenture and, if so, specifying each default and the nature and status thereof.
Modification of Indenture; Waiver and Meetings
The issuer, any guarantor and the trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to evidence a successor to the issuer as obligor or to a guarantor as guarantor under the applicable indenture;
•
to add to the covenants of the issuer or the guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the issuer or the guarantor in the applicable indenture or in the debt securities;

•	to add events of default for the benefit of the holders of the debt securities;
•
to amend or supplement any provisions of the applicable indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding;

•	to secure the debt securities;
•	to provide for the acceptance of appointment of a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;
•	to provide for rights of holders of the debt securities if any consolidation, merger or sale of all or substantially all of property or assets of the issuer and a guarantor occurs;
•
to cure any ambiguity, defect or inconsistency in the applicable indenture; provided, that this action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture;
•
to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the debt securities; provided, that the action shall not adversely affect the interests of the holders of the debt securities in any material respect; or

•
to conform the text of the applicable indenture, any guarantee or the debt securities to any provision of the description thereof set forth in this prospectus or any prospectus supplement to the extent that such provision in this prospectus or any prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture, any guarantee or the debt securities.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by the issuer, any guarantor and the trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities affected by such modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt series of debt securities affected thereby:

•
change the stated maturity of the principal of or any installment of interest on the debt securities, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the debt securities, or adversely affect any right of repayment of the holder of the debt securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•
reduce the percentage in principal amount of the outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and their consequences provided in the applicable indenture, or to reduce the requirements of quorum or change voting requirements set forth in the applicable indenture;

•
modify or affect in any manner adverse to the holders of any debt securities the terms and conditions of the obligations of the issuer or any guarantor in respect of the due and punctual payments of principal and interest; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities.

Defeasance

An issuer may, at its option and at any time, elect to have its obligations and the obligations of any guarantor discharged with respect to the outstanding debt securities and guarantees (“Legal Defeasance”). Legal Defeasance means that the issuer and any guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities and guarantees, and to have satisfied all other obligations under such debt securities, such guarantees and the applicable indenture, except as to:

•the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust funds referred to below;
•    the issuer’s and any guarantor’s obligations with respect to such debt securities including exchange and registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities, issuance of temporary debt securities, cancellation of debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;
•    the rights, powers, trusts, duties, and immunities of the trustee, and the issuer’s and any guarantor’s obligations in connection therewith; and
•    the Legal Defeasance provisions of the applicable indenture.
In addition, an issuer may, at its option and at any time, elect to have its obligations and the obligations of any guarantor released with respect to certain covenants under the applicable indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a default or an event of default. In the event Covenant Defeasance occurs, certain events of default will no longer apply. Except as specified herein, however, the remainder of such indenture and such debt securities and guarantees will be unaffected by the occurrence of a Covenant Defeasance, and the debt securities will continue to be deemed “outstanding” for all other purposes under such indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.
In order to exercise either Legal Defeasance or Covenant Defeasance:
•the issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding debt securities on the stated date for payment thereof or on the redemption date of the debt securities, as the case may be, and the issuer must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;
•    in the case of Legal Defeasance, the issuer must deliver to the trustee an opinion of counsel confirming that:

o    the issuer has received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or
o    since the date of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, such opinion of counsel shall confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
•in the case of Covenant Defeasance, the issuer must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
•    no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);
•    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the issuer or any guarantor is a party or by which the issuer or any guarantor is bound;
•    the issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the issuer with the intent of preferring the holders of the debt securities over the issuer’s other creditors with the intent of defeating, hindering, delaying or defrauding any of the issuer’s creditors or others; and
•    the issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Satisfaction and Discharge
When (i) the issuer delivers to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and the issuer irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case the issuer pays all other sums related to the debt securities of such series payable under the applicable indenture by it, then such indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of such indenture with respect to the debt securities of such series on the issuer’s demand accompanied by an officer's certificate and an opinion of counsel.
Form, Exchange and Transfer
The issuer will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indentures provide that the issuer may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the issuer or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the issuer for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the issuer will not impose a service charge for any registration of transfer or exchange, but the issuer may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.
We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that the issuer initially designates for any debt securities. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If the issuer elects to redeem the debt securities of any series, it will not be required to:
•issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of 15 business days before the day of mailing (or electronic transmission) of a notice of redemption of any debt securities selected for redemption and ending at the close of business on the day of the mailing or delivery of such notice of redemption; or
•    register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Guarantees
If the applicable prospectus supplement relating to a series of debt securities of the Operating Partnership provides that such debt securities will have the benefit of a guarantee by the Trust, then such debt securities will be fully and unconditionally guaranteed by the Trust. If the applicable prospectus supplement relating to a series of debt securities of the Trust provides that such debt securities will have the benefit of a guarantee by the Operating Partnership or any other subsidiary of the Trust, then such debt securities will be fully and unconditionally guaranteed by the Operating Partnership and any other such subsidiaries, as applicable.
In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors if there are multiple guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable indenture or the indenture itself, if applicable, will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell, transfer or lease its properties and assets as, or substantially as, an entirety, or consolidate or amalgamate with, or merge into, another person, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation, amalgamation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, the issuer will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
The issuer will pay the principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by the issuer, except that, unless we otherwise indicate in the applicable prospectus supplement, the issuer may make certain payments by check which the issuer will mail to the holder or by wire transfer to certain holders. Unless the issuer otherwise indicates in a prospectus supplement, the issuer will designate an office or agency of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that the issuer initially designates for the debt securities of a particular series. The issuer will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money the issuer pays to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the issuer, and the holder of the debt security thereafter may look only to the issuer for payment thereof.
Governing Law
The indentures and the debt securities are, or will be, governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of the issuer’s other indebtedness to the extent described in a prospectus supplement. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF PHYSICIANS REALTY TRUST DEPOSITARY SHARES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred shares represented by depositary shares that we may offer under this prospectus and the related deposit agreements, depositary shares and receipts representing depositary shares. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific deposit agreements, depositary shares and receipts representing depositary shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of depositary shares refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
General
We may, at our option, elect to offer fractional interests in preferred shares, rather than preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Dividends and Other Distributions
A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred shares will be made available to holders of depositary shares. All distributions will be subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Shares
You may receive the number of whole shares of your series of preferred shares and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Redemption of Depositary Shares
If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Underlying Preferred Shares
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder’s depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred shares. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred shares in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its gross negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred shares represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares
The depositary shares will not themselves be convertible into or exchangeable for common shares or preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into other securities or rights. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding (or such greater approval as is required by the then current rules of any stock exchange or trading market, if any, on which we shall have listed the applicable underlying series of preferred shares for trading or as otherwise provided in our organizational documents) must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
•    all depositary shares have been redeemed;
•    there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or
•    each related preferred shares shall have been converted or exchanged into securities not represented by depositary shares.
Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.
Resignation and Removal of a Depositary
A depositary may resign at any time by providing us notice of its election to resign. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company that has its principal office in the United States and a combined capital and surplus of at least $50 million.

Miscellaneous
A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares, including, without limitation, proxy solicitation materials. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice. Neither we nor any depositary will be liable if either party is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.
Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us

DESCRIPTION OF PHYSICIANS REALTY TRUST WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of warrants refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
We may issue warrants for the purchase of common shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•    the offering price and aggregate number of warrants offered;
•    the currency for which the warrants may be purchased;
•    if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•    if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•    in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•    in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•    the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•    the terms of any rights to redeem or call the warrants;
•    any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•    the periods during which, and places at which, the warrants are exercisable;
•    the manner of exercise;
•    the dates on which the right to exercise the warrants will commence and expire;
•    the manner in which the warrant agreement and warrants may be modified;
•    U.S. federal income tax consequences of holding or exercising the warrants;
•    the terms of the securities issuable upon exercise of the warrants; and
•    any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF PHYSICIANS REALTY TRUST UNITS
We may issue units comprised of common shares, preferred shares, debt securities, depositary shares and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of units refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•    the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•    any provisions of the governing unit agreement;
•    the price or prices at which such units will be issued;
•    the applicable U.S. federal income tax considerations relating to the units;
•    any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•    any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Physicians Realty Trust Shares of Beneficial Interest,” “Description of Debt Securities and Guarantees,” “Description of Physicians Realty Trust Depositary Shares” and “Description of Physicians Realty Trust Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR
DECLARATION OF TRUST AND BYLAWS
Although the following summary describes certain provisions of Maryland law and of our declaration of trust and bylaws, it is not a complete description of Maryland law and our declaration of trust and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” The terms “we,” “us” and “our” as such terms are used in the following description of warrants refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.

Number of Trustees; Vacancies
Our declaration of trust and bylaws provide that the number of our trustees may be established, increased or decreased by our board of trustees but may not be less than the minimum number required by the MRL, if any, nor more than 15. Pursuant to our declaration of trust, we have also elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, except as may be provided by our board of trustees in setting the terms of any class or series of shares of beneficial interest, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.
Each of our trustees will be elected by our shareholders to serve for a one-year term and until his or her successor is duly elected and qualified. A majority of all the votes cast with respect to a trustee at any annual meeting of shareholders at which a quorum is present is sufficient to elect that trustee; provided, however, that trustees shall be elected by a plurality of all the votes cast at any annual meeting for which the number of nominees exceeds the number of trustees to be elected. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.
Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from (i) removing incumbent trustees except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under certain provisions of the MGCL applicable to Maryland REITs, certain “business combinations,” including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” or, generally, any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the real estate investment trust’s outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest in the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest in the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an “interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust’s board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees, including a majority of trustees who are not affiliates or associates of such person, and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel a board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless our declaration of trust or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
•    a classified board;
•    a two-thirds vote requirement for removing a trustee;
•    a requirement that the number of trustees be fixed only by vote of the trustees;
•    a requirement that a vacancy on the board be filled only by the remaining trustees and, if the board is classified, for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•    a majority requirement for the calling of a shareholder-requested special meeting of shareholders.
Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships, (3) require that a vacancy on the board be filled only by the remaining trustees and (4) require, unless called by our chairman, chief executive officer, president or a majority of the board of trustees, the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.
Meetings of Shareholders
Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our board of trustees. A special meeting of our shareholders to act on any matter that may properly be brought before a meeting of our shareholders will also be called by our secretary upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting shareholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.
Mergers; Extraordinary Transactions
Under the MRL, a Maryland real estate investment trust generally cannot merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that these mergers and conversions must be advised by our board of trustees and approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if approved by our board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets, merge with or convert into another entity without the approval of our shareholders.
Amendment to Our Declaration of Trust and Bylaws
Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.
Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which requires the affirmative vote of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.
Our board of trustees is vested with the power to adopt, alter or repeal any provision of our bylaws and to adopt new bylaws. In addition, our shareholders may alter or repeal any provision of our bylaws and adopt new bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.
Our Termination
Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of other business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting, or if the date of the meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, or with respect to the first annual meeting after this offering, not more than 150 days before the date of such meeting and not less than the later of 120 days before the date of such meeting or 10 days after the date on which we first publicly announce the date of such meeting.
With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only by or at the direction of our board of trustees or provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder who has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, on removal of trustees and the filling of trustee vacancies and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.
Indemnification and Limitation of Trustees’ and Officers’ Liability
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision that eliminates our trustees’ and officers’ liability to the maximum extent permitted by Maryland law.
Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the trustee or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust’s receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the trust if it is ultimately determined that the standard of conduct was not met.

Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former trustee or officer or any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee, or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our executive officers and trustees whereby we agree to indemnify such executive officers and trustees to the maximum extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or trustee to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or trustee.
REIT Qualification
Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the purchase, ownership and disposition of our common shares. Baker & McKenzie LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•insurance companies;
•     tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders” below);
•     financial institutions or broker-dealers;
•     non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders” below);
•     U.S. expatriates;
•     persons who mark-to-market our common shares;
•     subchapter S corporations;
•     U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;
•     regulated investment companies and REITs;
•     trusts and estates;
•     persons who receive our common shares through the exercise of employee shares options or otherwise as compensation;
•     persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•     persons subject to the alternative minimum tax provisions of the Code; and
•     persons holding our common shares through a partnership or similar pass-through entity.

This summary assumes that shareholders hold our shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company
We were organized on April 9, 2013 as a Maryland real estate investment trust. We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.
In connection with the filing of this prospectus, Baker & McKenzie LLP will render an opinion that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2018, through our taxable year ended December 31, 2022, and that our organization and current and proposed method of operations will enable us to continue to qualify for taxation as a REIT for our taxable year ending December 31, 2023 and thereafter. Investors should be aware that Baker & McKenzie LLP’s opinion will be based upon various customary assumptions relating to our organization and operation, will be conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the conduct of our business operations. Baker & McKenzie LLP’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Baker & McKenzie LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of shares of our beneficial interest, and the percentage of our earnings that we distribute. Baker & McKenzie LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Baker & McKenzie LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a non-REIT corporation. However, we will be subject to U.S. federal tax in the following circumstances:
•We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.
•     We will pay income tax at the highest corporate rate on:
◦     net income from the sale or other disposition of property acquired through foreclosure (“Foreclosure Property”) that we hold primarily for sale to customers in the ordinary course of business, and
◦     other non-qualifying income from Foreclosure Property.
•     We will pay a 100% tax on net income from sales or other dispositions of property, other than Foreclosure Property, that we hold primarily for sale to customers in the ordinary course of business.
•     If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:
◦     the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
◦     a fraction intended to reflect our profitability.

•     If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
•     We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.
•     We will be subject to a 100% excise tax on income attributable to a transaction between us and a “taxable REIT subsidiary,” which we refer to as a TRS, that is not conducted on an arm’s-length basis.
•     If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.
•     If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•     If we acquire any asset from an entity treated as a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%) if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:
◦     the amount of gain that we recognize at the time of the sale or disposition, and
◦     the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
•     We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “―Recordkeeping Requirements.”
•     The earnings of our lower-tier entities that are treated as C corporations, including any TRS we may form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS we may form in the future will be subject to federal, state and local corporate income tax on its taxable income.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1.    It is managed by one or more trustees or directors.
2.    Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.    It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.
4.    It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.    At least 100 persons are beneficial owners of its shares or ownership certificates.

6.    Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7.    It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.
8.    It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.
9.    It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.
We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and we do not know, or would not have reason to know after exercising reasonable diligence that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
Our declaration of trust provides restrictions regarding the transfer and ownership of shares of beneficial interest. See “Description of Physicians Realty Trust Shares of Beneficial Ownership-Restrictions on Ownership and Transfer.” We believe that we have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the shares of which are owned by the REIT and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership, and, for purposes of the gross income tests (see “—Gross Income Tests”) we will be deemed to be entitled to the income of the partnership attributable to such share. For all of the other asset tests, our proportionate share will be based on our capital interest in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of the Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries
A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the shares issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs.
A TRS pays income tax at regular corporate rates on any income that it earns. The TRS rules also impose a 100% excise tax on income of a parent REIT attributable to transactions between a TRS and such parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Further, a 100% excise tax is imposed on the gross income of a TRS attributable to services provided to, or on behalf of, its parent REIT that are not conducted on an arm’s-length basis.
A TRS may not directly or indirectly operate or manage any healthcare facilities or lodging facilities or provide rights to any brand name under which any healthcare facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Rents that we receive from a TRS will qualify as “rents from real property” under two scenarios. Under the first scenario, rents we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements. Under the second scenario, rents that we receive from a TRS will qualify as “rents from real property” if the TRS leases a property from us that is a “qualified health care property” and such property is operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the TRS (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. None of our current properties are treated as “qualified health care properties,” and we do not currently intend to lease our properties to a TRS. However, to the extent we acquire or own “qualified health care properties” in the future, we may lease such properties to a TRS.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of this 75% gross income test generally includes:
•rents from real property;

•     interest on obligations secured by mortgages on real property, or on interests in real property (such obligations shall also include any obligation secured by personal property, where the obligation is secured by both real and personal property and if the fair market value of the personal property does not exceed 15% of the total fair market value of all such property);
•     dividends or other distributions on, and gain from the sale of, shares in other REITs;
•     gain from the sale of real estate assets, other than property held primarily for sale to customers in the ordinary course of business;
•     income derived from the operation, and gain from the sale of, certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such Foreclosure Property; and
•     income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “—Hedging Transactions.” Further, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property
Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:
•First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
•     Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS which satisfies one of the exceptions to the related-party tenant rule.
•     Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
•     Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Such income will not disqualify all rents from tenants of the property as rents from real property, but income from such services will not qualify as rents from real property. Furthermore, we may own up to 100% of the shares of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property in excess of the 1% threshold, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”
We do not currently lease and do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we have not performed and do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income, or a TRS. Accordingly, we believe that our leases have produced and will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.
In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” Additionally, to the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
As described above, we may own up to 100% of the shares of one or more TRSs. There are two exceptions to the related-party tenant rule described above for TRSs. Under the first exception, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.
Under the second exception, a TRS is permitted to lease healthcare properties from the related REIT as long as it does not directly or indirectly operate or manage any healthcare facilities or provide rights to any brand name under which any healthcare facility is operated. Rents that we receive from a TRS will qualify as “rents from real property” as long as the “qualified health care property” is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or indirectly, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the TRS (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our properties generally will not be treated as “qualified health care properties.” Accordingly, we do not currently intend to lease properties to a TRS. However, to the extent we acquire or own “qualified health care properties” in the future, we may lease such properties to a TRS.
Interest
The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:
•an amount that is based on a fixed percentage or percentages of receipts or sales; and
•     an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. For this purpose, where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, the entire obligation is treated as debt that is secured by a mortgage on real property. If a loan is treated as secured by both real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is treated as not being secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
We have originated several mezzanine loans, and may continue to originate or acquire such mezzanine loans. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.
Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We believe that our mezzanine loans meet all of the requirements for reliance on the safe harbor. However, even if our current mezzanine loans did not meet all of these requirements, and to the extent any mezzanine loans that we originate or acquire in the future do not qualify for the safe harbor described above, the interest income from such loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
Dividends
Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than Foreclosure Property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
•the REIT has held the property for not less than two years;
•     the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•     either (1) during the year in question, the REIT did not make more than seven sales of property other than Foreclosure Property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year, and the aggregate adjusted bases of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate bases of all the assets of the REIT at the beginning of each year in such three-year period (4) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, or (5) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, and the aggregate fair market value of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate fair market values of all the assets of the REIT at the beginning of each year in such three-year period;
•     in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•     if the REIT has made more than seven sales of non-Foreclosure Property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Fee Income
Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS we form, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests.
Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income from Foreclosure Property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from Foreclosure Property will qualify under the 75% and 95% gross income tests. Foreclosure Property is any real property, including interests in real property, and any personal property incident to such real property:
•that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;
•     for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•     for which the REIT makes a proper election to treat the property as Foreclosure Property.
Foreclosure Property also includes certain “qualified health care properties” (as defined above under “—Rents from Real Property”) acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be Foreclosure Property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and Foreclosure Property ceases to be Foreclosure Property on the first day:
•on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (other than as income or gain derived from Foreclosure Property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•     on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or
•     which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions
From time to time, we or the Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below.
A “hedging transaction” means either (1) any transaction entered into in the normal course of our or the Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets (a “Debt Financing Hedge”) and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) (a “Currency Hedge”). A “hedging transaction” also includes a transaction entered into to manage the risk of a Debt Financing Hedge, when any portion of the hedged indebtedness is extinguished, or a Currency Hedge, when there is a disposition of any portion of the property producing the REIT qualifying income that is hedged by the Currency Hedge.
We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

•our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•     following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of (the “75% asset test”):
•cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;
•     government securities;
•     interests in real property, including leaseholds and options to acquire real property and leaseholds;
•     interests in mortgage loans secured by real property;
•     shares in other REITs;
•     debt instruments issued by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act); and
•     investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

For purposes of the 75% asset test, (1) if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, such that the entire rent received with respect to such real property and the personal property leased in connection therewith qualifies as rents from real property for purposes of the 75% gross income test, the value of such personal property, as well as the value of the real property, will be treated as an interest in real property and (2) where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the aggregate fair market values of the personal property and real property, the entire obligation will treated as a mortgage loan secured by real property.
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and “10% value test,” respectively).
Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of debt instruments that are issued by publicly-offered REITs, but that are not secured by real property.
Sixth, no more than 25% of the value of our total assets may consist of securities that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:
•“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
◦     a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
◦     a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.
•     Any loan to an individual or an estate;
•     Any “section 467 rental agreement,” other than an agreement with a related party tenant;
•     Any obligation to pay “rents from real property”;
•     Certain securities issued by governmental entities;
•     Any security issued by a REIT;
•     Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and
•     Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
•we satisfied the asset tests at the end of the preceding calendar quarter; and
•     the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.
We believe that the assets that we hold and that we will hold in the future will satisfy the foregoing asset test requirements. However, we have not obtained and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements
Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:
•the sum of:
◦     90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss, and
◦     90% of our after-tax net income, if any, from Foreclosure Property, minus
◦     the sum of certain items of non-cash income (to the extent such items of income exceed 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
•     85% of our REIT ordinary income for such year,
•     95% of our REIT capital gain income for such year, and
•     any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.
The 90% distribution test may be satisfied with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS has issued Revenue Procedure 2017-45, which provides a safe harbor for publicly traded REITs making elective cash/shares dividends to satisfy the REIT annual distribution requirement, provided that at least 20% of the distribution is paid in cash. However, we have not made and have no current intention to make a taxable dividend payable in our shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates. In addition, we may be required to pay penalties and/or interest with respect to such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders may be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.
Taxation of Taxable U.S. Shareholders
This section is a summary of the rules governing the U.S. federal income taxation of U.S. shareholders and is for general information only. We urge you to consult your tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares.
As used herein, the term “U.S. shareholder” means a beneficial owner of our common shares that for U.S. federal income tax purposes is:
•a citizen or resident of the United States;
•     a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;
•     an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•     any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.
As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income received by U.S. shareholders taxed at individual rates, which is currently 37% (for taxable years beginning before January 1, 2026). Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (See “—Taxation of our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non REIT corporations, such as any TRS we may form, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend.
For taxable years beginning before January 1, 2026, non-corporate U.S. shareholders are permitted a deduction under Section 199A of the Code for certain pass-through business income, including dividends paid by us that are not designated as capital gain dividends or qualified dividend income, which will allow such a U.S. shareholder to deduct up to 20% of such amounts.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.
A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our common shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s common shares. Instead, the distribution will reduce the U.S. shareholder’s adjusted basis in such shares. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Shareholders on the Disposition of Common Shares

A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held our common shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our common shares may be disallowed if the U.S. shareholder purchases other of our common shares within 30 days before or after the disposition.
If we redeem shares held by a U.S. shareholder, such U.S. shareholder will be treated as having sold the redeemed shares if (1) all of the U.S. shareholder’s shares are redeemed (after taking into consideration certain ownership attribution rules) or (2) such redemption is either (i) “not essentially equivalent” to a dividend or (ii) “substantially disproportionate.” If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to such shares. U.S. shareholders are urged to consult their tax advisors regarding the taxation of any particular redemption of our shares.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 37% (for taxable years beginning before January 1, 2026). The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our common shares. U.S. shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. shareholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt Shareholders
This section is a summary of rules governing the U.S. federal income taxation of U.S. shareholders that are tax-exempt entities and is for general information only. We urge tax-exempt shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of common shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of beneficial interest only if:
•the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
•     we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the pension trust; and
•     either:
◦     one pension trust owns more than 25% of the value of our shares of beneficial interest; or
◦     a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.

Taxation of Non-U.S. Shareholders
This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. shareholders. The term “non-U.S. shareholder” means a beneficial owner of our common shares that is not a U.S. shareholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt shareholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex and this summary is for general information only. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.
Distributions
A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:
•a lower treaty rate applies and the non-U.S. shareholder provides us with an IRS Form W-8BEN or an IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;
•     the non-U.S. shareholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or
•     the distribution is treated as attributable to a sale of a USRPI under FIRPTA (as defined below).
A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. shareholder in its common shares. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. shareholder in such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. shareholder in its common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution paid to a non-U.S. shareholder in the absence of one of the exceptions outlined above, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exception discussed below for distributions on a class of shares that is regularly traded on an established securities market to a less-than-10% holder of such shares, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Certain “qualified foreign pension funds” and certain publicly traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on distributions that are attributable to gain from our sale or exchange of a USRPI (the “FIRPTA Exemption”). Non-U.S. shareholders are urged to consult their tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances. Notwithstanding the foregoing, unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.
Because our common shares are regularly traded on an established securities market in the United States, capital gain distributions on our common shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 10% of our common shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our common shares have been regularly traded on an established securities market in the United States since our IPO. If our common shares were not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs would be subject to tax under FIRPTA (unless a non-U.S. shareholder qualifies for the FIRPTA Exemption), as described in the preceding paragraph. In such case, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in the amount that, but for the disposition, would have been treated as USRPI capital gain.
For dividend payments, a U.S. withholding tax at a 30% rate will be imposed on amounts paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction.
We will not pay any additional amounts in respect of any amounts withheld from any distribution made by us.
Dispositions
Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our common shares if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met.
Because our common shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells our common shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if (1) our common shares are treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. shareholder owned, actually or constructively, 10% or less of our common shares at all times during a specified testing period. Our common shares have been regularly traded on an established securities market following our IPO.
In addition, pursuant to the FIRPTA Exemption, certain “qualified foreign pension funds” and certain publicly traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on a disposition of our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time of the disposition. Non-U.S. shareholders are urged to consult their tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances.
If the gain on the sale of our common shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Finally, if we are not a domestically controlled qualified investment entity at the time our shares are sold and the non-U.S. shareholder does not qualify for the exemptions described in the preceding two paragraphs, under FIRPTA the purchaser of our common shares also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.
With respect to individual non-U.S. shareholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common shares will be taxable to such non-U.S. shareholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.
We will not pay any additional amounts in respect of any amounts withheld on payments made by us.
Information Reporting Requirements and Withholding
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the shareholder:
•is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
•     provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of common shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
For dividend payments, a U.S. withholding tax at a 30% rate will be imposed on amounts paid to U.S. shareholders who own our shares of our beneficial interest through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld on payments made by us.
Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in the Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually, a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships
We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
•is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and
•     is not a “publicly traded partnership.”
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may generally elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. The Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.
We believe the Operating Partnership and each of our other Partnerships will be treated for U.S. federal income tax purposes as a partnership (or a disregarded entity). Pursuant to Treasury Regulations under Section 7701 of the Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as an association taxable as a corporation or would be treated as an association taxable as a corporation because it is a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.
We and the Operating Partnership currently take the reporting position for U.S. federal income tax purposes that the Operating Partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP Units to redeem the OP Units for cash or our common shares could cause interests in the Operating Partnership to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent of a secondary market if the partnership qualifies for one of a limited number of specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Although we intend to operate the Operating Partnership in a manner that will cause it not to be treated as a publicly traded partnership, we cannot provide any assurance that it will qualify for one of these safe harbors at all times.

If the Operating Partnership is a publicly traded partnership, it will be taxed as a corporation unless 90% or more of its operating gross income consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). We believe that the Operating Partnership will have sufficient qualifying income so that it would qualify for the 90% passive income exception and would be taxed as a partnership, even if it were a publicly traded partnership. The applicable income requirements in order for us to qualify as a REIT under the Code and the definition of qualifying income for purposes of the 90% passive income exception under the publicly traded partnership rules are very similar. Although differences exist under these two income tests, we do not believe that these differences would cause the Operating Partnership to fail to satisfy the 90% passive income exception.
We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, it would be required to pay an entity-level tax on its income at corporate rates, distributions to its partners, including us, would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income, and its partners, including us, would be treated as shareholders for tax purposes. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Gross Income Tests” and “—Asset Tests.” This, in turn, would prevent us from qualifying as a REIT, which could materially adversely affect the value of our common shares. In particular, if the Operating Partnership were taxable as a corporation, we would not qualify as a REIT because the value of our ownership interest in the Operating Partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of such corporation. In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements.”

Partners, Not the Partnerships, Subject to Tax
A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.
Partnership Allocations
Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties
Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) allocations. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with our formation transactions and subsequent contributions to the Operating Partnership, property which may have a built-in gain or a built-in loss was acquired by the Operating Partnership in exchange for OP Units. The Operating Partnership has a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted tax basis with respect to that portion of the Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of the Operating Partnership’s assets attributable to such contributions.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of the Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. The Operating Partnership may use any allowable method to account for book-tax differences in a manner that allows us to minimize any potential adverse consequences described above.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Procedures
Revised procedures for partnership audits are now effective for partnership taxable years beginning on January 1, 2018 and thereafter. A central feature of these rules is that, unlike the previously-applicable regime, partnership audit adjustments are now assessed to, and the tax arising from such adjustments (referred to as the “imputed underpayment”) is collected directly from, the partnership, unless either the Passthrough Adjustment Election or the Opt-Out Election (both defined below) is made. Moreover, any imputed underpayment imposed on a partnership from an audit adjustment is imposed in the year that the audit adjustment is finalized (the “Adjustment Year”), as opposed to the year that is audited (the “Reviewed Year”). This is the case even if a partner that is a partner in the partnership in the Adjustment Year was not a partner in the partnership during the Reviewed Year. Accordingly, partners in an Adjustment Year may be required to bear the cost of any partnership audit adjustments made with respect to a prior year that is the Reviewed Year.
The IRS determines an imputed underpayment by netting partnership audit adjustments and multiplying the result by the highest marginal federal tax rate (without regard to the character of the income or gain being adjusted) in effect for the Reviewed Year. The imputed underpayment calculation does not take into consideration any partner-level tax attributes. Furthermore, to the extent that any audit adjustment reallocates partnership items from one partner to another partner, such adjustment does not take into account any decrease in any item of income or gain, or any increase in any item of deduction, loss or credit to a partner resulting from such reallocation. Accordingly, if an income reallocation were made from one partner to another partner resulting in an imputed underpayment due to an increase in income to one partner, such assessment does not take into consideration any reduction in income to the other partner.
A partnership and the “partnership representative” (discussed below) have the ability to demonstrate that modifications to an imputed underpayment, and a lower rate of tax, are appropriate. Specifically, a partnership and the partnership representative may provide to the IRS, within 270 days from the date of mailing of a “Notice of Proposed Partnership Adjustment” by the IRS, and before the issuance of a “Notice of Final Partnership Administrative Adjustment” by the IRS, partner-specific information reflecting certain tax attributes of the partners (e.g., tax-exempt partners, individual partners subject to favorable rates on capital gains and qualified dividends, non-U.S. partners and C-corporation partners - which are currently subject to tax at a rate that is lower than the maximum individual ordinary income rate). Additionally, modifications and reductions to an imputed underpayment may be made to the extent that a partner files an amended tax return for the Reviewed Year which takes into account the partnership adjustments and includes the tax payment due. The IRS and the Department of Treasury have issued implementing regulations with respect to the modification of imputed underpayments.
As an alternative to a partnership directly bearing the tax burden with respect to an imputed underpayment, the partnership may affirmatively make an election to have adjustments from a partnership-level audit reflected on adjusted Schedules K-1 (which are provided to both the partners as well as the IRS) and paid at the partner level by those partners that were partners in a Reviewed Year (the “Passthrough Adjustment Election”). The Passthrough Adjustment Election must be made no later than 45 days after the date of the issuance of a “Notice of Final Partnership Administrative Adjustment,” and once made, the Passthrough Adjustment Election is revocable only with the consent of the IRS. The partners are required to take the adjustments into account on their own tax returns in the Adjustment Year. Penalties are determined at the partnership level, but interest is determined at the partner level at the large corporate underpayment rate (even for partners that are individuals), which is currently 5%. This rate is 200 basis points higher than the rate that would otherwise apply.
Partnerships are required to designate a “partnership representative,” who does not need to be a partner (but must have a substantial presence in the United States), and who has broad authority to resolve any partnership audit. The partnership representative’s actions and decisions will bind the partnership and all partners, and, therefore, partners do not have a statutory right to notice or to participate in any audit proceedings. Likewise, partners may not initiate an administrative adjustment request with respect to tax returns for prior years.
We are the “partnership representative” of the Operating Partnership. We will determine the best course of action for the Operating Partnership to follow under the partnership audit procedures and the implementing regulations that have been issued by the IRS and the Department of Treasury, including, but not limited to, (1) whether an Opt-Out Election or a Passthrough Adjustment Election is available or appropriate for the Operating Partnership, and (2) whether any modifications to imputed underpayments should be made and amended tax returns should be filed by the Operating Partnership. We will make our determinations in a manner that takes into consideration the interests of both our shareholders and the partners of the Operating Partnership. The above discussion presents some of the salient features of the partnership audit procedures, and does not contain an exhaustive description or analysis of these rules. Prospective investors are strongly urged to consult with their independent tax advisors as to partnership audit procedures and the impact of these rules.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.
State and Local Taxes
We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our common shares.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Baker & McKenzie LLP and Venable LLP as to matters of Maryland law. Certain legal matters relating to our classification as a REIT for federal income tax purposes will be passed upon for us by Baker & McKenzie LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of the Trust appearing in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of the Trust’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our SEC filings are also available to you on the SEC’s website at www.sec.gov. Filings that we make with the SEC can also be found on our website at investors.docreit.com. The information contained on or accessible through our website is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus from their respective filing dates:
•    The Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023;
•    The portions of the Trust’s Definitive Proxy Statement, filed with the SEC on March 23, 2022, incorporated by reference by the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and
•    The description of the Trust’s common shares contained in the Trust’s registration statement on Form 8-A filed with the SEC on July 17, 2013, as updated by Exhibit 4.7 to the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any amendments and reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Investor Relations
Physicians Realty Trust
309 N. Water Street, Suite 500
Milwaukee, Wisconsin 53202
Telephone: (414) 367-5600

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor any selling securityholder have authorized anyone to provide you with different information. We and any selling securityholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

1,283,034 Common Shares

PROSPECTUS SUPPLEMENT

February 24, 2023